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                                                                    Exhibit 99.1


Dear Sir/Madam:

We have read Part III included in the Form 12b-25 dated April 2, 2002, of NeoPharm, Inc., filed with the Securities and Exchange Commission and we are in agreement with the statements made therein.


Very truly yours,



Arthur Andersen LLP

Chicago, Illinois
April 2, 2002